Exhibit  10.20.1

                         COMMON STOCK PURCHASE AGREEMENT

      COMMON STOCK PURCHASE AGREEMENT ("Agreement") by and between EUROTECH, LTD., a District of Columbia corporation (the "Company"), WOODWARD LLC ( "Purchaser" or"Investor"), dated as of December 31, 1999.

                                    Recitals

      A. Purchaser desires to purchase, and the Company desires to issue and sell shares of the Company's common stock (the "Shares") on the terms and conditions as are set forth below.

      B. The parties intend that the issuance of the Shares as anticipated by this Agreement shall be accomplished without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and without registration or qualification under the securities laws of any state or other jurisdiction, in reliance on exemptions from the registration requirements of the Securities Act, including without limitation Regulation D under the Securities Act and Section 4(2) of the Securities Act, provided, however, that nothing in this Agreement shall act or be construed as a limitation on Purchaser's right to sell any of the Shares to be acquired pursuant to this Agreement pursuant to the Registration Statement contemplated by the Registration Rights Agreement, or other provisions of the Registration Rights Agreement or in accordance with applicable laws.

      THEREFORE, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by their signatures below, the parties agree as follows:

                                    AGREEMENT

      1. Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell, and Purchaser agrees to acquire, One Million Eight Hundred Eighty-Two Thousand Three Hundred Fifty Three (1,882,353) fully paid and non-assessable shares (the "Initial Common Shares") of the Company's common stock, par value $.00025 per share (the "Common Stock") at a price per share equal to the Initial Closing Price as defined herein.

            1.1 Form of Payment. The Purchaser shall pay the purchase price for the Initial Shares by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Initial Shares duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, the Purchaser and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

            1.2 Method of Payment. Payment into escrow of the Purchase Price for the Shares shall be made by wire transfer of funds to:

                  Bank of New York
                  350 Fifth Avenue
                  New York, New York 10001

                  ABA# 021000018
                  For credit to the account of Krieger & Prager, Esqs. Account No.: 637-1660567

Not later than 1:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Purchaser shall deposit with the Escrow Agent the aggregate purchase price for the Initial Shares in immediately available funds. Time is of the essence with respect to such payment, and failure by the Purchaser to make such payment shall allow the Company to cancel this Agreement.

            1.3 Escrow Property. The purchase price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

      2. Closing.

            2.1 Initial Closing. Upon execution of this Agreement (the "Initial Closing") and on the date set forth above (the "Initial Closing Date") Purchaser shall pay Three Million Dollars ($3,000,000). At the Initial Closing, the parties shall execute and deliver the Registration Rights Agreement in the form attached to this Agreement as Exhibit "A", the Escrow Agreement attached as Exhibit "B", the Warrant attached as Exhibit "C", and the Additional Agreement attached as Exhibit "D" (the "Transaction Documents"), and incorporated herein by reference.

            2.2 Repricing Shares. Definitions:

                  (a) As used herein, "Closing Bid Price" shall mean the closing bid price of the Common Stock as reported, at the option of the Purchaser, by Bloomberg, LP or the National Association of Securities Dealers.

                  (b) "Initial Closing Price" shall mean 75% of the average of the five (5) lowest Closing Bid Prices of the Common Stock during the twenty
(20) Business Days prior to the Initial Closing Date.

                  (c) "Business Day" shall mean a day on which the New York Stock Exchange is open for business.

                  (d) "Effective Date" means the effective date of the Registration Statement covering the Registrable Shares (as defined in the Registration Rights Agreement).

                  (e) "Shares" shall mean the Initial Shares and the Repricing Shares.

            2.3 "First Repricing Period" shall commence on the Effective Date and end twenty (20) Business Days thereafter. If the Average Closing Bid Price of the Company's Common Stock for a period of twenty (20) Business Days after the Effective Date (the "First Repricing Price") is not equal to or greater than the Initial Closing Price, the Company shall issue to the Purchaser Repricing Shares in such number as shall be determined according to the following formula:

        ((Initial Closing Price - First Repricing Price)*(# of Shares) /
                             First Repricing Price

            2.4 The "Second Repricing Period" shall commence immediately on the end of the First Repricing Period and end twenty (20) Business Days thereafter. If the Average Closing Bid Price of the Company's Common Stock, for a period of twenty (20) Business Days after the commencement of the Second Repricing Period (the "Second Repricing Price") is not equal to or greater than the Initial Closing Price, the Company shall issue Repricing Shares in such number as shall be determined according to the following formula:

        ((Initial Closing Price - Second Repricing Price)*(# of Shares) /
                             Second Repricing Price


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

            2.5 The "Third Repricing Period" shall commence on the conclusion of the Second Repricing Period and end twenty (20) Business Days thereafter. If the Average Closing Bid Price of the Company's Common Stock, for a period of twenty
(20) Business Days after the commencement of the Third Repricing Period (the "Third Repricing Price") is not equal to or greater than the Initial Closing Price, the Company shall issue Repricing Shares in such number as shall be determined according to the following formula:

        ((Initial Closing Price - Third Repricing Price)* (#of Shares) /
                             Third Repricing Price

            2.6 "Final Repricing Period" shall commence on the conclusion of the Third Repricing Period and end twenty (20) business days thereafter. If the Average Closing Bid of the Company's Common Stock, for a period of twenty (20) business days after the commencement of the Final Repricing Period (the "Final Repricing Price") is not equal to or greater than the Initial Closing Price, the Company shall issue Repricing Shares in such number as shall be determined according to the following formula:

       ((Initial Closing Price - Final Repricing Price)* (# of Shares) /
                             Final Repricing Price

            2.7 The following provisions shall apply during each Repricing
Period.

            (a) The Company must be notified by facsimile (202-466-5591) within five (5) business days after the end of each Repricing Period, as to the number of Initial Common Shares that Purchaser wishes to be repriced during each period, subject to the following limitation:

            No more than one-fourth (1/4th) of the Shares may be repriced in each of the First Repricing Period, the Second Repricing Period, the Third Repricing Period or the Final Repricing Period.

            (b) The Purchaser expressly agrees that from the Effective Date until the conclusion of the Final Repricing Period, the Purchaser shall not engage in short sales of the Common Stock of the Company. The Purchaser acknowledges that purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

      3. Representations and Warranties of Purchaser. To induce the Company's acceptance of this Agreement, Purchaser hereby certifies, represents and warrants to the Company and its agents and attorneys as follows, which representations and warranties are solely for the benefit of the Company and may be waived in whole or in part at any time prior to the Initial Closing by the
Company:

            3.1 Intent. Purchaser will be acquiring the Shares for its own account, and Purchaser has no present arrangement (whether or not legally binding) to sell any of such Shares to or through any person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the Transaction Documents. Purchaser understands that the Shares must be held indefinitely unless such Shares are subsequently registered under the Securities Act or an exemption from registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

            3.2 Sophisticated Investor. Purchaser is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as defined in Rule 501(a) of Regulation D), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company.

            3.3 Ability of Purchaser to Bear Risk of Investment. Purchaser acknowledges that the Shares are speculative investments and involve a high degree of risk and the Purchaser is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment.


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

            3.4 Authority. This Agreement has been duly authorized and validly executed and delivered by the Purchaser and (assuming due authorization and valid execution by the Company) is a legal, valid and binding agreement of such Purchaser enforceable against the Purchaser in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The person or persons executing this Agreement and all exhibits to this Agreement and the Transaction Documents have all requisite authority to do so on behalf of Purchaser.

            3.5 Brokers, Finders. Except with respect to Spinneret Financial Systems, Inc., Purchaser has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.5 that may be due in connection with the transactions contemplated hereby. Purchaser shall indemnify and hold harmless the Company, its respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. See
Section 4.14.

            3.6 Organization; Authority. The Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder. The acquisition of the Shares and the payment of the purchase price therefor by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser.

            3.7 Absence of Conflicts. The execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and such other documents and instruments, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Purchaser, or the provision of any indenture, instrument or agreement to which such Purchaser is a party or is subject, or by which such Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which such Purchaser is subject or to which any of its assets, operations or management may be subject.

            3.8 Disclosure; Access to Information. Each Purchaser has received copies of or has had access to all documents, records, books and other information pertaining to such Purchaser's investment in the Company and the Shares that have been requested by such Purchaser. The Purchaser or its representative has been afforded the opportunity to ask questions of the Company and its management. Such Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such Purchaser has reviewed or received copies of any such reports that have been requested by it.

            3.9 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to the Shares.

            3.10 Accuracy of Other Materials. To the extent Purchaser has received from the Company documents or other materials which constitute summaries, projections, forecasts or estimates, Purchaser acknowledges the following with respect to such documents or other materials. Such documents or other materials are intended to illustrate projected financial and other results based upon a set of assumptions (in some cases based on information obtained by the Company from outside sources) the Company views as reasonable and obtainable. All such summaries, projections, forecasts or estimates pertaining to revenue growth, profitability and other similar


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

financial or market data are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. No representations or warranties of future performance by or market trends for the Company are intended, and such are expressly disclaimed.

            3.11 Accuracy of Representations and Information. All representations made by Purchaser in this Agreement and the Transaction Documents, and all information provided by Purchaser to the Company concerning Purchaser are correct and complete in all material respects as of the date hereof.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows, which representations and warranties are solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser at any time prior to the Initial Closing:

            4.1 Company Status. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock, and such Common Stock is currently listed on the Nasdaq Bulletin Board.

            4.2 Current Public Information. The Company has furnished or made available to Purchaser true and correct copies of all registration statements, reports and documents filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 1997 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1997 pursuant to Sections 13(a) and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a) and 15(d) of the Exchange Act since January 1, 1996 and prior to the date of this Agreement.

            4.3 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

            4.4 Valid Issuance of Common Stock. The Company has an authorized capitalization consisting of 50,000,000 shares of common stock, par value of $.00025 per share, and 1,000,000 shares of preferred stock, par value of $.001 per share. As of the date of this Agreement, the Company has issued and outstanding 34,641,990 shares of Common Stock. 10,827,695 shares of Common Stock are subject to issuance upon conversion of debentures and 2,031,500 shares of Common Stock are subject to issuance upon the exercise of presently issued and outstanding warrants and options, including options issued pursuant to an existing stock option plan. No shares of the preferred stock are outstanding or have been authorized for issuance for any purpose. All of the shares of Common Stock of the Company issued to date have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem or issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or securities or rights convertible into, and shares of capital stock of the Company. There are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement. Upon the issuance of such Shares, they will be duly and validly issued, fully paid and non-assessable.

            4.5 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the District of Columbia and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those listed on Schedule 4.5 attached to this Agreement (the "Subsidiaries"). The Company and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the entity or entities with respect to which such term is used and which is material and adverse to such entity or to other entities controlling or controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity or entities with respect to which said term is used to enter into and perform its obligations under the Transaction Documents.

            4.6 Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents and to issue the Shares and Warrants in accordance with the terms of the Transaction Documents, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) the Transaction Documents (assuming due authorization and valid and legal execution by the Purchaser) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            4.7 [Intentionally Omitted]

            4.8 No Conflicts. Except as set forth in Schedule 4.8, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws, or
(ii) conflict with, or result in a breach of or forfeiture of any rights (or result in an event which with notice or lapse of time or both would become a breach of or forfeiture of any rights) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). To the best of its knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares and Warrants in accordance with the terms of this Agreement (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed in furtherance of this Agreement); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein. Neither the Company nor any of the Subsidiaries is in violation of any material term of or in material default under its Articles of Incorporation, of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree of order or any statute, rule or regulation applicable to the Company or is subsidiaries, which has not been duly waived as of the date of this Agreement.

            4.9 SEC Documents. The Company has not provided to the Purchaser any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Initial Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to the Initial Closing Date contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Initial Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            4.10 No Undisclosed Liabilities. Except as set forth in Schedule 4.10, the Company and the Subsidiaries have no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Subsidiaries' respective businesses consistent with past practice since December 31, 1998, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

            4.11 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents or set forth in Schedule 4.11, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, to the best knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect or which might materially adversely affect the transactions contemplated by this Agreement.

            4.12 Other Documents or Materials. With respect to any document or other materials received by Purchaser from the Company or its representatives other than the Transaction Documents and the SEC Documents, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein, as of the date of such other documents or materials, contained errors or misstatements or do not adequately describe the status of the development of the Company's technologies or its business as of such date, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

            4.13 Nature of Company. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

            4.14 Brokers, Finders. Except for payment of consulting fees in the amount of $150,000 to Spinneret Financial Systems, Inc. , payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.14 that may be due in connection with the transactions contemplated hereby.


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

The Company shall indemnify and hold harmless each of Purchaser, their respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. See
Section 3.5.

            4.15 Absence of Certain Changes. Except as set forth in Schedule 4.15, since December 31, 1998, no Material Adverse Effect has been suffered by, and no material adverse development has occurred in the business, properties, operations, financial condition, results of operations or prospects of, the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            4.16 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the best knowledge of the Company, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patent, patent rights, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            4.17 Internal Accounting Controls. The Company is aware of no respect in which its system of internal accounting controls is not sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with managements's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            4.18 Tax Status. Except as set forth in Schedule 4.18, the Company and the Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            4.19 Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors, or employees of the Company (or any spouse or relative of any such person) is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            4.20 Dilution. The number of shares of Common Stock issuable as Repricing Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effectiveness Date and the end of the Final Repricing Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Repricing Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

            4.21 Nasdaq Listing. The Company's Common Stock is presently quoted on the Nasdaq Bulletin Board Market under the symbol "EURO". The Company is not in receipt of any written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such stock exchange, market or trading facility or that the Common Stock will be delisted from such stock exchange, market or trading facility.

            4.22 No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since June 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Shares as contemplated hereby.

      5. Use and Disposition of Proceeds. The Company will use the proceeds from the sale of the Initial Shares (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Initial Shares) for general capital purposes and acquisition, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates.

      6. Company Reliance on Purchaser's Representations. Purchaser understands that the Company is relying on the truth and accuracy of the representations and warranties made herein by Purchaser in offering the Shares for sale and in relying upon applicable exemptions available under the Act and applicable state securities laws.

      7. Restricted Shares. Purchaser understands and acknowledges that the Shares have not been, and will not as of the time they are issued be, registered under the Securities Act and that they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective registration statement filed under the Securities Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Shares, Purchaser is aware (a) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such Shares; and (b) that a restrictive legend will be placed on certificates representing the Shares, which legend will read substantially as follows:

      THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

The legend set forth above shall be promptly removed, and the Company shall issue a certificate without such legend to the holder of any such Shares upon which such legend is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Shares may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Notwithstanding the removal of the legend set forth above in the event the Shares are registered for resale on an effective registration statement, the Company reserves the right to affix a legend on certificates representing such Shares that any selling shareholder must comply with the prospectus delivery requirements of the Securities Act in connection with any resale. The Company shall bear the cost of the removal of any legend as anticipated by this Section 7.

      8. Other Covenants of the Company.

            8.1 Furnishing of Information. As long as Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

            8.2 Listing of Shares. The Company shall, if required by any applicable listing agreement, and (a) not later than the Effective Date, prepare and file with any national securities exchange, market or trading facility on which the Common Stock is then listed an additional shares listing application covering the Shares, (b) take all steps necessary to cause such Shares to be approved for listing on any other national securities exchange, market or trading facility on which the Common Stock is then listed as soon as possible thereafter, and (c) provide to Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market.

            8.3 First Right. The Company shall not, directly or indirectly, without the prior written consent of Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of three hundred sixty (360) days after the Effective Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible Debenture, in each case disclosed in Section 4.4 or Schedule 4.4, (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner, (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of a Person (which, for purposes of this clause (iv), shall not include an individual or group of individuals) and (v) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Purchaser a written notice (the "Subsequent Financing Notice") of its intention effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) Purchaser shall not have notified the Company by 5:00 p.m. (New York time) on the tenth
(10th) trading day after its receipt of the Subsequent Financing Notice of its willingness to cause all or any of the Purchaser to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide Purchaser with a second Subsequent Financing Notice, and Purchaser shall again have the right of first refusal set forth above in this subsection 8.3, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) trading days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice. The rights granted to Purchaser in this subsection 8.4 are not subject to any prior right of first refusal given to any other person.

            8.4 Certain Agreements. (a) The Company covenants and agrees that it will not, without the prior written consent of the Purchaser, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the date which is one hundred eighty (180) days after the Effective Date.

            (b) The provisions of subparagraph (a) will not apply to (w) Common Stock issued pursuant to Rule 144, provided the holder thereof is required to hold such Common Stock for at least one year from the date of issuance; (x) a secondary public offering of shares of Common Stock at market; (y) an offering of convertible debentures at market or above; or (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; and further provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

            8.5 Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by the "Cap Regulations". Without limiting the other provisions thereof, (i) the Company will take all steps reasonably necessary to be in a position to issue Shares upon exercise of the Warrants without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such Shares without violating the Cap Regulations, the holder of Initial Shares and Warrants shall have the option, exercisable in such holders' sole and absolute discretion, to elect either of the following remedies:

            (x) require the Company to issue Repricing Shares at a price equal to the average of the closing bid price per share of Common Stock for the last five (5) consecutive trading days during a Repricing Period (subject to certain equitable adjustments for certain events occurring during such period); or

            (y) require the Company to redeem each Repricing Share for an amount in cash (the "Redemption Amount") at the Initial Closing Price.

            8.6 Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable as may be required to issue the Repricing Shares.

            8.7 Warrants. The Company agrees to issue to Purchaser at the Closing, transferable divisible warrants (the "Warrants") for 200,000 shares of Common Stock. Such Warrants shall bear an exercise price per share of Common Stock as follows: 125% of the Closing Bid Price on the Initial Closing Date, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, in the form annexed hereto as Exhibit VI, together with [cashless exercise] registration rights under the Registration Rights Agreement.

            8.8 Reimbursement. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, or if such Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Purchaser is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither any Purchaser nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser.

      9. Transfer Agent Instructions.

            9.1 Irrevocable Instructions. The Company will irrevocably instruct its transfer agent to issue Repricing Shares from time to time in such amounts as shall be specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 7 of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Purchaser or its nominee and in such denominations to be specified by the Purchaser in connection with each Closing. The Company warrants that no instruction other than such instructions referred to in this Section 9 and stop transfer instructions to give effect to Section 7 hereof prior to registration and sale of the Shares under the Securities Act will be given by the Company to the transfer agent and that the securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 9 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

            9.2 [Intentionally Omitted]

            9.3 Transmission of Certificates. The Company will transmit the certificates representing the unlegended securities subsequent to receipt of notice of a prospectus sale or otherwise exempt sale ("Unlegended Shares") to be issued to the Purchaser pursuant via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the certificate representing the legended Common Stock, and a representation by the Purchaser that such Shares have been sold in accordance with the provisions of the Securities Act of 1933 (the "Delivery Date").

            9.4 Delay. The Company understands that a delay in the issuance of the Unlegended Shares beyond the Delivery Date could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of Unlegended Shares in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond five (5) business days from Delivery Date):

                                      Late Payment For Each
            No. of Days Late          $10,000 of Common Stock
            ----------------          -----------------------

                    1                           $100
                    2                           $200
                    3                           $300
                    4                           $400
                    5                           $500
                    6                           $600
                    7                           $700
                    8                           $800
                    9                           $900
                   10                           $1,000
                  >10                           $1,000 +$200 for each Business
                                                        Day Late beyond 10 days

The Company shall pay any payments incurred under this Section 9.4 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to issue and deliver the Unlegended Shares to the Purchaser.

            9.5 Cover. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Unlegended Shares and after such Delivery Date, the holder of the Shares (a "Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

            9.6 Electronic Transfer. In lieu of delivering physical certificates representing the unlegended Shares issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Purchaser thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Purchaser by crediting the account of Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

            9.7 The Company will authorize its transfer agent to give information relating to the Company directly to the Purchaser or the Purchaser's representatives upon the request of the Purchaser or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Purchaser, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Purchaser with a copy of the authorization so given to the transfer agent.

      10. Closing Date.

            10.1 The closing of the issuance and sale of the Initial Shares shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 11 and 12 hereof or such other date and time as is mutually agreed upon by the Company and the Purchaser.

            10.2 Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 11 and 12 hereof.

      11. Conditions To The Company's Obligation To Sell

            The Purchaser understands that the Company's obligation to sell the Shares on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:

            11.1 The receipt and acceptance by the Purchaser of this Agreement as evidenced by execution of this Agreement by the Purchaser.

            11.2 Delivery by the Purchaser to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Shares in accordance with Section 1(c) hereof;

            11.3 The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the Closing Date, and the performance by the Purchaser on or before the Closing Date of all covenants and agreements of the Purchaser required to be performed on or before the Closing Date;

            11.4 There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

      12. Conditions To The Purchaser's Obligation To Purchase.

            The Company understands that the Purchaser's obligation to purchase the Common Stock on the Closing Date is conditioned upon:

            12.1 Acceptance by the Company of this Agreement for the sale of Common Stock, as indicated by execution of this Agreement;

            12.2 Delivery by the Company to the Escrow Agent of the appropriate Common Stock in accordance with this Agreement;

            12.3 The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date; and

            12.4 On the Closing Date, the Purchaser having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser, to the effect set forth hereto, the Registration Rights Agreement hereto, the Warrants annexed hereto, and the Additional Agreements.

            12.5 No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

            12.6 From and after the date hereof to and including the initial Closing Date and each Additional Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or NASDAQ shall not have been suspended or limited, nor shall minimum prices have been established for securities traded on NASDAQ, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to purchase the Shares, as the case may be.

      13. General Provisions.

            13.1 Assignment. Neither this Agreement nor any rights of Purchaser hereunder may be assigned by either party to any other person without the prior written consent of the Company.

            13.2 Attorneys' Fees. In the event any dispute arises under this Agreement or the documents or instruments executed and delivered in connection with this Agreement, and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys' fees and legal costs.

            13.3 Choice of Law; Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware and the federal law of the United States without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in Wilmington, and that each party hereto waives any objection to such venue based on forum non conveniens.

            13.4 Costs and Expenses. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement.

            13.5 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

            13.6 Entire Agreement: Amendment. This Agreement, together with the exhibits to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            13.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            13.8 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, as follows:

                  If to the Company:

                        EUROTECH, LTD.
                        1216 16th Street, N.W.
                        Washington, D.C.  20036
                        Tel No.: (202) 466-5448
                        Fax No.: (202) 466-5591

                        With a copy to:

                        Leonard Hurt Frost & Lilly
                        Suite 300
                        1701 K Street, N.W.
                        Washington, D.C. 20006
                        Tel No.: (202) 223-2500
                        Fax No.: (202) 223-2501
                        ATT: Max A. Stolper, Esq.

                        If to Purchaser:

                        Woodward LLC
                        Corporate Center
                        West Bay Road
                        Grand Cayman, Cayman Islands
                        Fax No.: (284) 494-4771

                        With a copy to:

                        Krieger & Prager, Esqs.
                        319 Fifth Avenue
                        New York, New York 10016
                        ATT:  Samuel M. Krieger, Esq.
                        Tel: 212-689-3322
                        Fax: 212-213-2077

All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

            13.9 Publicity. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of such Purchaser, except to the extent required by law. Purchaser acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Purchaser further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

            13.10 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

            13.11 Survival Of Representations And Warranties. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Shares and the Purchase Price, and shall inure to the benefit of the Purchaser and its successors and assigns.

      IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed, as of the date first above written.


                              PURCHASER:

                              WOODWARD LLC

                              By:
                                  Its:


                              THE COMPANY:

                              EUROTECH, LTD.


                              By: /s/ Don V. Hahnfeldt
                                  -------------------------
                                  Its President

                                  SCHEDULE 4.4

                                 CAPITALIZATION

1. Schedule 6(a) to the Registration Rights Agreement is incorporated herein by reference and made part hereof as if it were set out below in its entirety.

First Refusal, Preemptive Rights or Similar Provisions

_____________ NONE

                                  SCHEDULE 4.5

                                  SUBSIDIARIES

NONE

                                  SCHEDULE 4.10

                        UNDISCLOSED FINANCIAL LIABILITIES

NONE